EX-99.1

Byline Bancorp, Inc. Reports Second Quarter 2019 Financial Results

Second Quarter 2019 Highlights

•	Completed the acquisition of Oak Park River Forest Bankshares, Inc. on April 30, 2019, increasing our total assets to $5.4 billion at June 30, 2019
•	Net income of $13.2 million, or $0.34 per diluted share
o	Adjusted net income[1] of $15.9 million, or $0.41 per adjusted diluted share
•	Net interest margin improves to 4.51% for the second quarter of 2019, compared to 4.43% for both the first quarter of 2019 and second quarter of 2018

•	Originated loans and leases grew to $2.6 billion at June 30, 2019, an increase of $96.8 million, or 3.9%, from March 31, 2019

•	Efficiency ratio of 61.19% for the second quarter of 2019, compared to 62.68% for the first quarter of 2019, and 83.26% for the second quarter of 2018
o	Adjusted efficiency ratio[1] of 56.02% for the second quarter of 2019, compared to 59.55% for the first quarter of 2019, and 63.28% for the second quarter of 2018
•	Return on average assets of 1.00% for the second quarter of 2019, compared to 1.03% for the first quarter of 2019, and 0.29% for the second quarter of 2018
•	Return on average stockholders’ equity of 7.60% for the second quarter of 2019, compared to 7.75% for the first quarter of 2019, and 2.14% for the second quarter of 2018

Chicago, IL, July 25, 2019 – Byline Bancorp, Inc. (the “Company” or “Byline”)(NYSE: BY), the parent company of Byline Bank (the “Bank”), today reported net income of $13.2 million, or $0.34 per diluted share, for the second quarter of 2019, compared with net income of $12.6 million, or $0.34 per diluted share, for the first quarter of 2019, and net income of $2.8 million, or $0.08 per diluted share, for the second quarter of 2018. The Company’s financial results include certain costs associated with its integration of First Evanston Bancorp, Inc. and its bank subsidiary First Bank & Trust, and its acquisition of Oak Park River Forest Bankshares, Inc. (“Oak Park River Forest”) and its bank subsidiary Community Bank of Oak Park River Forest. Excluding these merger-related expenses, core system conversion expenses, and impairment charges on assets held for sale, adjusted net income1 was $15.9 million, or $0.41 per adjusted diluted share, for the second quarter of 2019, compared with $14.0 million, or $0.38 per adjusted diluted share, for the first quarter of 2019, and $10.6 million, or $0.32 per adjusted diluted share, for the second quarter of 2018. A reconciliation of adjusted net income and adjusted diluted earnings per share to net income and diluted earnings per share, respectively, according to accounting principles generally accepted in the United States of America (“GAAP”) is provided in the financial tables at the end of this release.

Alberto J. Paracchini, President and Chief Executive Officer of Byline, commented, “We are pleased to report another quarter of solid results, characterized by a successful acquisition, a strong net interest margin, improved operating performance, and organic growth. Thanks to the efforts of our bankers and team members, we continued to experience healthy growth in loans and deposits. This quarter we also

(1)	Represents a non-GAAP financial measure. See “Reconciliation of non-GAAP Financial Measures” for a reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measure.

Byline Bancorp, Inc.

welcomed the customers and employees of Oak Park River Forest Bankshares, Inc. to Byline. This transaction further enhances our position in the Chicago Metropolitan market and provides us with solid opportunities for growth. Ensuring a smooth transition for customers and colleagues is a top priority for the remainder of 2019,” said Mr. Paracchini.

STATEMENTS OF OPERATIONS

Net Interest Income

The following table presents net interest income for the periods indicated:

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
(dollars in thousands)	2019	2019	2018	2018	2018	2019	2018
INTEREST AND DIVIDEND INCOME
Interest and fees on loans and leases	$59,524	$54,383	$56,646	$55,045	$39,627	$113,907	$73,281
Interest on taxable securities	6,237	5,759	5,334	5,076	4,572	11,996	8,627
Interest on tax-exempt securities	428	343	355	337	229	771	403
Other interest and dividend income	571	625	560	615	413	1,196	672
Total interest and dividend income	66,760	61,110	62,895	61,073	44,841	127,870	82,983
INTEREST EXPENSE
Deposits	9,306	8,076	7,115	5,971	3,745	17,382	6,243
Federal Home Loan Bank advances	2,174	2,099	1,719	1,723	1,360	4,273	2,718
Subordinated debentures and other borrowings	832	850	800	786	680	1,682	1,271
Total interest expense	12,312	11,025	9,634	8,480	5,785	23,337	10,232
Net interest income	$54,448	$50,085	$53,261	$52,593	$39,056	$104,533	$72,751

Byline Bancorp, Inc.

The following table presents the quarter-to-date schedule of average interest-earning assets and average interest-bearing liabilities for the periods indicated:

	For the Three Months Ended
	June 30, 2019			March 31, 2019
(dollars in thousands)	Average Balance(5)	Interest Inc / Exp	Average Yield / Rate	Average Balance(5)	Interest Inc / Exp	Average Yield / Rate
ASSETS
Cash and cash equivalents	$35,346	$245	2.78%	$66,765	$301	1.83%
Loans and leases(1)	3,759,634	59,524	6.35%	3,533,973	54,383	6.24%
Taxable securities	975,693	6,563	2.70%	926,129	6,083	2.66%
Tax-exempt securities(2)	68,314	428	2.52%	55,198	343	2.52%
Total interest-earning assets	$4,838,987	$66,760	5.53%	$4,582,065	$61,110	5.41%
Allowance for loan and lease losses	(28,203)			(25,354)
All other assets	464,036			406,995
TOTAL ASSETS	$5,274,820			$4,963,706
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Interest checking	$333,725	$452	0.54%	$293,049	$413	0.57%
Money market accounts	695,986	1,790	1.03%	613,001	1,460	0.97%
Savings	477,775	118	0.10%	471,206	138	0.12%
Time deposits	1,278,488	6,946	2.18%	1,195,417	6,065	2.06%
Total interest-bearing deposits	2,785,974	9,306	1.34%	2,572,673	8,076	1.27%
Federal Home Loan Bank advances	426,446	2,174	2.04%	433,372	2,099	1.96%
Other borrowed funds	73,358	832	4.55%	71,280	850	4.84%
Total borrowings	499,804	3,006	2.41%	504,652	2,949	2.37%
Total interest-bearing liabilities	$3,285,778	$12,312	1.50%	$3,077,325	$11,025	1.45%
Non-interest-bearing demand deposits	1,254,173			1,185,981
Other liabilities	37,941			41,244
Total stockholders’ equity	696,928			659,156
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$5,274,820			$4,963,706
Net interest spread(3)			4.03%			3.96%
Net interest income		$54,448			$50,085
Net interest margin(4)			4.51%			4.43%

Net loan accretion impact on margin		$4,868	0.40%		$5,201	0.46%
(1)	Loan and lease balances are net of deferred origination fees and costs and initial indirect costs. Non-accrual loans and leases are included in total loan and lease balances.
(2)	Interest income and rates exclude the effects of a tax equivalent adjustment to adjust tax exempt investment income on tax exempt investment securities to a fully taxable basis due to immateriality.
(3)	Represents the average rate earned on interest-earning assets minus the average rate paid on interest-bearing liabilities.
(4)	Represents net interest income (annualized) divided by total average earning assets.
(5)	Average balances are average daily balances.

Byline Bancorp, Inc.

The Company completed its acquisition of Oak Park River Forest in the second quarter of 2019. All references to this transaction in the following narrative are referred to as “the acquisition” or “our recent acquisition.” The total estimated fair value of assets acquired was approximately $323.9 million, including loans with an estimated fair value of $261.2 million and securities available-for-sale of $30.3 million. The estimated fair value of liabilities assumed was approximately $305.9 million, including deposits with an estimated fair value of $290.2 million.

Net interest income for the second quarter of 2019 was $54.4 million, an increase of $4.4 million, or 8.7%, from $50.1 million for the first quarter of 2019.

The increase in net interest income was primarily due to:

•	An increase of $5.1 million in interest and fees on loans and leases, primarily due to loans added from the acquisition and growth in organic loan and lease originations; and
•	An increase of $563,000 in interest income on securities, primarily due to additional purchases and securities acquired during the quarter.

Partially offset by:

•

An increase of $1.2 million in interest expense on deposits, primarily due to deposits assumed as a result of the acquisition and an increase in average rates on time deposits and money market accounts.

Net interest margin for the second quarter of 2019 was 4.51%, an increase of eight basis points compared to 4.43% for the first quarter of 2019. Total net accretion income on acquired loans contributed 40 basis points to the net interest margin for the second quarter of 2019 compared to 46 basis points for the first quarter of 2019, a decrease of six basis points. The net interest margin increase was primarily driven by increased loan and lease yields resulting from the acquisition and higher U.S. government guaranteed loan originations during the quarter.

The average cost of total deposits was 0.92% for the second quarter of 2019, an increase of five basis points compared to the first quarter of 2019, primarily due to increased rates on interest-bearing deposits partially offset by increased average non-interest-bearing demand deposits. Additionally, there was growth in average time deposits of $83.1 million, average money market accounts of $83.0 million, average non-interest-bearing demand deposits of $68.2 million, average interest checking of $40.7 million, and average savings of $6.6 million, primarily attributed to the acquisition. We believe the acquisition provides a strong core deposit base, which helped offset the slightly higher deposit costs in the quarter.

Provision for Loan and Lease Losses

The provision for loan and lease losses was $6.4 million for the second quarter of 2019, an increase of $2.4 million compared to $4.0 million for the first quarter of 2019. The second quarter provision included allocations of $3.3 million for originated loans and leases, $2.5 million for acquired non-impaired loans, and $525,000 for acquired impaired loans. The increased provision during the second quarter of 2019 was primarily due to additional specific impairments on the unguaranteed balance of the U.S. government guaranteed portfolio and increases in the general reserves driven by newly originated loans and renewals of acquired non-impaired loans that have migrated to the originated loan portfolio.

Byline Bancorp, Inc.

Non-interest Income

The following table presents the components of non-interest income for the periods indicated:

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
(dollars in thousands)	2019	2019	2018	2018	2018	2019	2018
NON-INTEREST INCOME
Fees and service charges on deposits	$1,441	$1,770	$1,852	$1,825	$1,456	$3,211	$2,768
Loan servicing revenue	2,630	2,539	2,667	2,622	2,533	5,169	4,983
Loan servicing asset revaluation	(1,223)	(1,261)	(2,862)	(2,446)	(2,074)	(2,484)	(3,961)
ATM and interchange fees	945	717	1,010	1,540	850	1,662	1,763
Net gains on sales of securities available-for-sale	973	—	160	—	4	973	4
Change in fair value of equity securities, net	551	499	—	—	—	1,050	—
Net gains on sales of loans	7,472	6,233	9,337	5,015	9,723	13,705	17,199
Wealth management and trust income	626	595	679	674	192	1,221	192
Other non-interest income	768	896	1,447	1,672	1,527	1,664	2,386
Total non-interest income	$14,183	$11,988	$14,290	$10,902	$14,211	$26,171	$25,334

Non-interest income for the second quarter of 2019 was $14.2 million, an increase of $2.2 million, or 18.3%, compared to $12.0 million for the first quarter of 2019.

The increase in total non-interest income was primarily due to:

•	An increase of $1.2 million in net gains on sales of loans, primarily due to an increase in government guaranteed loan sales and average premiums;
•	Net gains on sales of securities available-for-sale of $973,000 due to sales of agency and non-agency mortgage-backed, agency, municipal, and treasury securities during the quarter; and

•	An increase of $228,000 in ATM and interchange fees, primarily due to increased transactional account volume during the quarter.

Partially offset by:

•	A decrease of $329,000 in fees and service charges on deposits, primarily due to lower fee income from business and consumer accounts.

During the second quarter of 2019, the Company sold $75.2 million of U.S. government guaranteed loans compared to $66.2 million during the first quarter of 2019, contributing to the increase in net gains on sale of loans for the quarter. The increase in sales is primarily due to an increase in the volume of loans closed in the second quarter and the timing of loans closed becoming fully funded. The second quarter of 2019 included sales of $10.4 million of USDA loans while the first quarter of 2019 included sales of $479,000.

Byline Bancorp, Inc.

Non-interest Expense

The following table presents the components of non-interest expense for the periods indicated:

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
(dollars in thousands)	2019	2019	2018	2018	2018	2019	2018
NON-INTEREST EXPENSE
Salaries and employee benefits	$23,652	$22,892	$21,548	$21,312	$19,244	$46,544	$37,522
Occupancy expense, net	4,337	4,280	4,027	3,548	4,499	8,617	8,254
Equipment expense	732	669	641	617	558	1,401	1,161
Loan and lease related expenses	1,841	1,577	2,223	1,015	1,471	3,418	2,871
Legal, audit and other professional fees	2,981	2,066	2,746	2,358	4,418	5,047	6,269
Data processing	3,849	3,144	2,846	2,724	10,371	6,993	12,672
Net loss (gain) recognized on other real estate owned and other related expenses	252	196	48	(284)	472	448	471
Regulatory assessments	371	(59)	462	675	366	312	607
Other intangible assets amortization expense	1,959	1,773	1,834	1,898	1,130	3,732	1,897
Advertising and promotions	732	709	590	537	347	1,441	596
Telecommunications	537	464	391	435	466	1,001	884
Other non-interest expense	2,711	2,968	2,732	2,880	2,137	5,679	3,889
Total non-interest expense	$43,954	$40,679	$40,088	$37,715	$45,479	$84,633	$77,093

Non-interest expense for the second quarter of 2019 was $44.0 million, an increase of $3.3 million, or 8.1%, from $40.7 million for the first quarter of 2019.

The increase in total non-interest expense was primarily due to:

•	An increase of $915,000 in legal, audit and other professional fees, primarily due to professional services incurred related to the acquisition and our core system conversion;
•

An increase of $760,000 in salaries and employee benefits, primarily due to additional salary and employee benefit expenses subsequent to the acquisition closing, partially offset by a decrease in payroll taxes;

•	An increase of $705,000 in data processing expense, primarily due to acquisition related and core system conversion expenses;
•	An increase of $430,000 in regulatory assessments, primarily due to an FDIC credit in the first quarter; and
•

An increase of $264,000 in loan and lease related expenses, primarily due to broker fee expenses associated with U.S. government guaranteed loan sales as a result of increased loan sales during the quarter.

Partially offset by:

•	A decrease of $257,000 in other non-interest expense, primarily due to reduced asset impairment costs partially offset by an increased provision for unfunded commitments.

The Company’s efficiency ratio was 61.19% for the second quarter of 2019, compared with 62.68% for the first quarter of 2019. Excluding merger-related expenses, core system conversion expenses, and impairment charges on assets held for sale, the Company’s adjusted efficiency ratio1 was 56.02% for the second quarter of 2019, compared with 59.55% for the first quarter of 2019.

(1)	Represents a non-GAAP financial measure. See “Reconciliation of non-GAAP Financial Measures” for a reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measure.

Byline Bancorp, Inc.

INCOME TAXES

The Company recorded income tax expense of $5.1 million during the second quarter of 2019, an effective tax rate of 27.8%, compared to $4.8 million during the first quarter of 2019, an effective tax rate of 27.6%.

STATEMENTS OF FINANCIAL CONDITION

Total assets were $5.4 billion at June 30, 2019, an increase of $381.3 million compared to $5.0 billion at March 31, 2019, and an increase of $586.0 million compared to $4.8 billion at June 30, 2018.

The current quarter increase was primarily due to:

•

An increase in loans and leases of $295.6 million, primarily due to an increase of $198.8 million in our acquired loan portfolio largely from the acquisition and an increase of $96.8 million in our originated loan portfolio;

•	An increase in loans held for sale of $18.0 million, primarily due to the timing of loan sales at June 30, 2019;
•	An increase in goodwill of $17.5 million due to the premium value associated with the acquisition; and
•	An increase in due from counterparty of $13.5 million due to the timing of the settlement of loans sold at June 30, 2019.

Byline Bancorp, Inc.

The following table shows our allocation of the originated, acquired impaired and acquired non-impaired loans and leases at the dates indicated:

	June 30, 2019		March 31, 2019		June 30, 2018
(dollars in thousands)	Amount	% of Total	Amount	% of Total	Amount	% of Total
Originated loans and leases
Commercial real estate	$721,230	18.7%	$738,832	20.7%	$539,529	16.1%
Residential real estate	501,038	13.0%	494,877	13.9%	413,956	12.4%
Construction, land development, and other land	196,656	5.1%	181,427	5.1%	134,004	4.0%
Commercial and industrial	992,313	25.7%	900,709	25.2%	556,340	16.6%
Installment and other	10,937	0.3%	11,082	0.3%	4,898	0.1%
Leasing financing receivables	162,119	4.1%	160,607	4.5%	156,017	4.7%
Total originated loans and leases	$2,584,293	66.9%	$2,487,534	69.7%	$1,804,744	53.9%
Acquired impaired loans
Commercial real estate	$151,127	3.9%	$141,199	4.0%	$162,621	4.9%
Residential real estate	118,534	3.1%	106,764	3.0%	129,737	3.9%
Construction, land development, and other land	4,220	0.1%	3,111	0.1%	4,860	0.1%
Commercial and industrial	20,370	0.5%	11,963	0.3%	15,347	0.4%
Installment and other	300	0.0%	374	0.0%	521	0.0%
Total acquired impaired loans	$294,551	7.6%	$263,411	7.4%	$313,086	9.3%
Acquired non-impaired loans and leases
Commercial real estate	$439,182	11.4%	$382,252	10.7%	$532,837	15.9%
Residential real estate	158,190	4.1%	97,395	2.8%	155,895	4.7%
Construction, land development, and other land	51,072	1.3%	29,121	0.8%	49,752	1.5%
Commercial and industrial	307,887	8.0%	277,146	7.8%	454,133	13.6%
Installment and other	1,672	0.0%	1,346	0.0%	7,387	0.2%
Leasing financing receivables	26,301	0.7%	29,361	0.8%	30,858	0.9%
Total acquired non-impaired loans and leases	$984,304	25.5%	$816,621	22.9%	$1,230,862	36.8%
Total loans and leases	$3,863,148	100.0%	$3,567,566	100.0%	$3,348,692	100.0%
Allowance for loan and lease losses	(31,132)		(27,106)		(19,687)
Total loans and leases, net of allowance for loan and lease losses	$3,832,016		$3,540,460		$3,329,005

Byline Bancorp, Inc.

ASSET QUALITY

Non-Performing Assets

The following table sets forth the amounts of non-performing loans and leases, non-performing assets, and other real estate owned at the dates indicated:

	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands)	2019	2019	2018	2018	2018
Non-performing assets:
Non-accrual loans and leases	$34,027	$28,539	$25,834	$28,643	$25,742
Past due loans and leases 90 days or more and still accruing interest	996	—	—	291	197
Accruing troubled debt restructured loans	1,529	1,921	1,813	1,230	1,238
Total non-performing loans and leases	36,552	30,460	27,647	30,164	27,177
Other real estate owned	8,070	4,799	5,314	4,891	6,402
Total non-performing assets	$44,622	$35,259	$32,961	$35,055	$33,579
Total non-performing loans and leases as a percentage of total loans and leases	0.95%	0.85%	0.79%	0.87%	0.81%
Total non-performing assets as a percentage of total assets	0.83%	0.70%	0.67%	0.71%	0.70%
Allowance for loan and lease losses as a percentage of non-performing loans and leases	85.17%	88.99%	91.15%	77.65%	72.44%

Non-performing assets guaranteed by U.S. government:
Non-accrual loans guaranteed	$4,723	$5,070	$4,245	$6,830	$6,810
Past due loans 90 days or more and still accruing interest guaranteed	—	—	—	—	152
Accruing troubled debt restructured loans guaranteed	—	—	381	431	—
Total non-performing loans guaranteed	4,723	5,070	4,626	7,261	6,962
Other real estate owned guaranteed	1,539	—	—	—	298
Total non-performing assets guaranteed	$6,262	$5,070	$4,626	$7,261	$7,260
Total non-performing loans and leases not guaranteed as a percentage of total loans and leases	0.82%	0.71%	0.66%	0.66%	0.60%
Total non-performing assets not guaranteed as a percentage of total assets	0.71%	0.60%	0.57%	0.57%	0.55%

Variances in non-performing assets:

•

Non-performing loans and leases were $36.6 million at June 30, 2019, an increase of $6.1 million from $30.5 million at March 31, 2019, primarily due to defaults in the U.S. government guaranteed portfolio; and

•

Other real estate owned was $8.1 million at June 30, 2019, an increase of $3.3 million from $4.8 million at March 31, 2019, due to properties added from the U.S. government guaranteed portfolio and properties added as a result of the acquisition during the second quarter of 2019. The government guaranteed portion of other real estate owned was $1.5 million at June 30, 2019.

Non-performing assets included $6.3 million of U.S. government guaranteed balances at June 30, 2019 and $5.1 million at March 31, 2019, an increase of $1.2 million, primarily due to defaults in the U.S. government guaranteed portfolio.

Byline Bancorp, Inc.

Allowance for Loan and Lease Losses

The following table presents the balance and activity within the allowance for loan and lease losses for the periods indicated:

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
(dollars in thousands)	2019	2019	2018	2018	2018	2019	2018
Allowance for loan and lease losses, beginning of period	$27,106	$25,201	$23,424	$19,687	$17,640	$25,201	$16,706
Provision for loan and lease losses	6,391	3,999	3,882	5,842	3,956	10,390	9,071
Net charge-offs of loans and leases	(2,365)	(2,094)	(2,105)	(2,105)	(1,909)	(4,459)	(6,090)
Allowance for loan and lease losses, end of period	$31,132	$27,106	$25,201	$23,424	$19,687	$31,132	$19,687

Allowance for loan and lease losses to period end total loans and leases held for investment	0.81%	0.76%	0.72%	0.68%	0.59%	0.81%	0.59%
Net charge-offs (annualized) to average loans and leases outstanding during the period	0.25%	0.24%	0.24%	0.25%	0.29%	0.25%	0.50%
Provision for loan and lease losses to net charge-offs during the period	2.70x	1.91x	1.84x	2.77x	2.07x	2.33x	1.49x

The allowance for loan and lease losses as a percentage of total loans and leases held for investment increased to 0.81% at June 30, 2019, from 0.76% at March 31, 2019 and 0.59% at June 30, 2018.

Net Charge-Offs

Net charge-offs during the second quarter of 2019 were $2.4 million, or 0.25% of average loans and leases, on an annualized basis, an increase of $271,000 compared to $2.1 million, or 0.24% of average loans and leases, during the first quarter of 2019, and an increase from $1.9 million, or 0.29%, for the comparable quarter one year ago.

The net charge-offs during the quarter were primarily attributed to the unguaranteed portion of U.S. government guaranteed loans. Net charge-offs for the second quarter of 2019 included $2.3 million in the unguaranteed portion of U.S. government guaranteed loans, while net charge-offs for the first quarter of 2019 and second quarter of 2018 included $1.7 million in the unguaranteed portion of U.S. government guaranteed loans.

Deposits and Other Liabilities

The following table presents the composition of deposits at the dates indicated:

	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands)	2019	2019	2018	2018	2018
Non-interest-bearing demand deposits	$1,240,375	$1,163,255	$1,192,873	$1,175,222	$1,193,057
Interest-bearing checking accounts	345,081	305,393	296,339	317,145	287,330
Money market demand accounts	728,954	611,634	640,401	661,271	617,108
Other savings	480,756	468,524	476,418	476,879	487,130
Time deposits (below $250,000)	980,162	967,999	911,603	916,014	879,643
Time deposits ($250,000 and above)	284,915	291,711	232,282	194,236	180,609
Total deposits	$4,060,243	$3,808,516	$3,749,916	$3,740,767	$3,644,877

Total deposits were $4.1 billion at June 30, 2019, an increase of $251.7 million compared to March 31, 2019, primarily due to deposits assumed from the acquisition. Non-interest-bearing deposits to total deposits remained steady at 30.5% at March 31, 2019 and June 30, 2019.

Byline Bancorp, Inc.

The increase in the current quarter was primarily due to:

•

An increase in money market demand deposits of $117.3 million, from $611.6 million at March 31, 2019 to $729.0 million at June 30, 2019, primarily driven by the acquisition and a $45.1 million increase in public funds;

•	An increase in non-interest-bearing demand deposits of $77.1 million, to $1.2 billion at June 30, 2019, primarily driven by the acquisition;
•	An increase in interest-bearing checking deposits of $39.7 million, from $305.4 million at March 31, 2019 to $345.1 million at June 30, 2019, primarily driven by the acquisition;
•	An increase in other savings of $12.2 million, from $468.5 million at March 31, 2019 to $480.8 million at June 30, 2019, primarily driven by the acquisition; and
•	An increase in time deposits of $5.4 million, to $1.3 billion at June 30, 2019, primarily driven by the acquisition.

Total borrowings and other liabilities were $613.3 million at June 30, 2019, an increase of $80.7 million from $532.7 million at March 31, 2019, primarily due to an increase in FHLB advances and an increase in accrued expenses and other liabilities.

Stockholders’ Equity

Total stockholders’ equity was $717.7 million at June 30, 2019, an increase of $48.9 million from $668.7 million at March 31, 2019. Stockholders’ equity increased $101.3 million from $616.4 million at June 30, 2018. The increases were primarily due to net income generated during the quarter and the $29.3 million in stock consideration issued in connection with the acquisition.

The following table presents the actual regulatory capital dollar amounts and ratios of the Company and Byline Bank as of June 30, 2019:

	Actual		Minimum Capital Required		Required to be Considered Well Capitalized
June 30, 2019	Amount	Ratio	Amount	Ratio	Amount	Ratio
Total capital to risk weighted assets:
Company	$595,847	13.71%	$347,721	8.00%	N/A	N/A
Bank	580,084	13.35%	347,641	8.00%	$434,552	10.00%
Tier 1 capital to risk weighted assets:
Company	$563,448	12.96%	$260,791	6.00%	N/A	N/A
Bank	547,685	12.60%	260,731	6.00%	$347,641	8.00%
Common Equity Tier 1 (CET1) to risk weighted assets:
Company	$506,510	11.65%	$195,593	4.50%	N/A	N/A
Bank	547,685	12.60%	195,548	4.50%	$282,459	6.50%
Tier 1 capital to average assets:
Company	$563,448	11.09%	$203,214	4.00%	N/A	N/A
Bank	547,685	10.57%	207,238	4.00%	$259,047	5.00%

Capital ratios for the period presented are based on the Basel III regulatory capital framework as applied to the Company’s current business and operations, and are subject to, among other things, completion and filing of the Company’s regulatory reports and ongoing regulatory review and implementation guidance.

Byline Bancorp, Inc.

Conference Call, Webcast and Slide Presentation

The Company will host a conference call and webcast at 9:00 a.m. Central Time (10:00 a.m. Eastern Time) on Friday, July 26, 2019 to discuss its quarterly financial results. Analysts and investors may participate in the question-and-answer session. The call can be accessed via telephone at (877) 512-8755. A recorded replay can be accessed through August 9, 2019 by dialing (877) 344-7529; passcode: 10133221.

A slide presentation relating to the second quarter 2019 results will be accessible prior to the scheduled conference call. The slide presentation and webcast of the conference call can be accessed on the News and Events page of the Company’s investor relations website at www.bylinebancorp.com.

About Byline Bancorp, Inc.

Headquartered in Chicago, Byline Bancorp, Inc. is the parent company for Byline Bank, a full service commercial bank serving small- and medium-sized businesses, financial sponsors, and consumers. Byline Bank has approximately $5.4 billion in assets and operates more than 60 full service branch locations throughout the Chicago and Milwaukee metropolitan areas. Byline Bank offers a broad range of commercial and retail banking products and services including small ticket equipment leasing solutions and is one of the top five Small Business Administration lenders in the United States.

Non-GAAP Financial Measures

This release contains certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These measures include adjusted net income, adjusted diluted earnings per share, adjusted efficiency ratio, adjusted non-interest expense to average assets, non-interest income to total revenues, adjusted return on average stockholders’ equity, adjusted return on average assets, pre-tax pre-provision return on average assets, adjusted pre-tax pre-provision return on average assets, tangible book value per common share, tangible common equity to tangible assets, return on average tangible common stockholders' equity, and adjusted return on average tangible common stockholders' equity. Management believes that these non-GAAP financial measures provide useful information to management and investors that is supplementary to the Company’s financial condition, results of operations and cash flows computed in accordance with GAAP; however, management acknowledges that our non-GAAP financial measures have a number of limitations. As such, these disclosures should not be viewed as a substitute for results determined in accordance with GAAP financial measures that we and other companies use. Management also uses these measures for peer comparison. See “Reconciliation of Non-GAAP Financial Measures” in the financial schedules included in this press release for a reconciliation of the non-GAAP financial measures to the comparable GAAP financial measures. Additionally, please refer to the Company’s Annual Report on Form 10-K for the detailed definitions of these non-GAAP financial measures.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the U.S. federal securities laws. Forward-looking statements include, without limitation, statements concerning plans, estimates, calculations, forecasts and projections with respect to the anticipated future performance of the Company. These statements are often, but not always, made through the use of words or phrases such as ‘‘may’’, ‘‘might’’, ‘‘should’’, ‘‘could’’, ‘‘predict’’, ‘‘potential’’, ‘‘believe’’, ‘‘expect’’, ‘‘continue’’, ‘‘will’’, ‘‘anticipate’’, ‘‘seek’’, ‘‘estimate’’, ‘‘intend’’, ‘‘plan’’, ‘‘projection’’, ‘‘would’’, ‘‘annualized’’, “target” and ‘‘outlook’’, or the negative version of those words or other comparable words or phrases of

Byline Bancorp, Inc.

a future or forward-looking nature. Forward-looking statements involve estimates and known and unknown risks, and reflect various assumptions and involve elements of subjective judgement and analysis, which may or may not prove to be correct, and which are subject to uncertainties and contingencies outside the control of Byline and its respective affiliates, directors, employees and other representatives, which could cause actual results to differ materially from those presented in this communication. No representations, warranties or guarantees are or will be made by Byline as to the reliability, accuracy or completeness of any forward-looking statements contained in this communication or that such forward-looking statements are or will remain based on reasonable assumptions. You should not place undue reliance on any forward-looking statements contained in this communication.

Certain risks and important factors that could affect Byline’s future results are identified in its Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission, including among other things under the heading “Risk Factors” in such Annual Report on Form 10-K. Any forward-looking statement speaks only as of the date on which it is made, and Byline undertakes no obligation to update any forward-looking statement, whether to reflect events or circumstances after the date on which the statement is made, to reflect new information or the occurrence of unanticipated events, or otherwise unless required under the federal securities laws.

Contacts:

Investors:	Media:
Tony Rossi	Erin O’Neill
Financial Profiles, Inc. 310-622-8221	Director of Marketing Byline Bank
BYIR@bylinebank.com	773-475-2901
eoneill@bylinebank.com

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (unaudited)

	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands)	2019	2019	2018	2018	2018
ASSETS
Cash and due from banks	$57,513	$50,026	$30,190	$25,162	$25,299
Interest bearing deposits with other banks	31,802	31,971	91,670	119,594	127,417
Cash and cash equivalents	89,315	81,997	121,860	144,756	152,716
Equity and other securities, at fair value	7,662	7,216	—	—	—
Securities available-for-sale, at fair value	969,029	964,553	817,656	795,408	757,825
Securities held-to-maturity, at amortized cost	4,421	4,425	99,266	102,683	106,613
Restricted stock, at cost	22,937	19,202	19,202	19,202	18,977
Loans held for sale	18,473	510	19,827	8,737	5,822
Loans and leases:
Loans and leases	3,863,148	3,567,566	3,501,626	3,455,802	3,348,692
Allowance for loan and lease losses	(31,132)	(27,106)	(25,201)	(23,424)	(19,687)
Net loans and leases	3,832,016	3,540,460	3,476,425	3,432,378	3,329,005
Servicing assets, at fair value	19,760	19,534	19,693	20,674	21,587
Accrued interest receivable	12,913	11,974	10,863	11,331	10,670
Premises and equipment, net	96,588	97,069	97,680	106,948	107,300
Assets held for sale	16,329	13,596	14,489	8,343	11,428
Other real estate owned, net	8,070	4,799	5,314	4,891	6,402
Goodwill	145,638	128,177	128,177	127,536	127,536
Other intangible assets, net	35,908	31,646	33,419	35,248	37,139
Bank-owned life insurance	9,634	6,087	5,961	5,923	5,886
Deferred tax assets, net	35,737	30,534	35,643	42,287	48,936
Due from counterparty	34,226	20,691	5,338	14,484	25,569
Other assets	32,580	27,455	31,761	36,580	31,869
Total assets	$5,391,236	$5,009,925	$4,942,574	$4,917,409	$4,805,280
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Non-interest-bearing demand deposits	$1,240,375	$1,163,255	$1,192,873	$1,175,222	$1,193,057
Interest-bearing deposits:
NOW, savings accounts, and money market accounts	1,554,791	1,385,551	1,413,158	1,455,295	1,391,568
Time deposits	1,265,077	1,259,710	1,143,885	1,110,250	1,060,252
Total deposits	4,060,243	3,808,516	3,749,916	3,740,767	3,644,877
Accrued interest payable	4,522	4,390	3,484	2,971	2,562
Line of credit	—	—	—	—	—
Federal Home Loan Bank advances	500,000	425,000	425,000	425,000	420,000
Securities sold under agreements to repurchase	32,885	34,369	34,166	24,446	24,653
Junior subordinated debentures issued to capital trusts, net	37,059	36,912	36,768	36,615	36,452
Accrued expenses and other liabilities	38,852	31,989	42,568	57,749	60,330
Total liabilities	4,673,561	4,341,176	4,291,902	4,287,548	4,188,874
STOCKHOLDERS’ EQUITY
Preferred stock	10,438	10,438	10,438	10,438	10,438
Common stock	378	362	361	361	360
Additional paid-in capital	578,828	548,005	546,849	545,827	544,686
Retained earnings	129,379	116,363	102,522	85,597	71,257
Accumulated other comprehensive loss, net of tax	(1,348)	(6,419)	(9,498)	(12,362)	(10,335)
Total stockholders’ equity	717,675	668,749	650,672	629,861	616,406
Total liabilities and stockholders’ equity	$5,391,236	$5,009,925	$4,942,574	$4,917,409	$4,805,280

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended					Six Months Ended
(dollars in thousands, except share and	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
per share data)	2019	2019	2018	2018	2018	2019	2018
INTEREST AND DIVIDEND INCOME
Interest and fees on loans and leases	$59,524	$54,383	$56,646	$55,045	$39,627	$113,907	$73,281
Interest on taxable securities	6,237	5,759	5,334	5,076	4,572	11,996	8,627
Interest on tax-exempt securities	428	343	355	337	229	771	403
Other interest and dividend income	571	625	560	615	413	1,196	672
Total interest and dividend income	66,760	61,110	62,895	61,073	44,841	127,870	82,983
INTEREST EXPENSE
Deposits	9,306	8,076	7,115	5,971	3,745	17,382	6,243
Federal Home Loan Bank advances	2,174	2,099	1,719	1,723	1,360	4,273	2,718
Subordinated debentures and other borrowings	832	850	800	786	680	1,682	1,271
Total interest expense	12,312	11,025	9,634	8,480	5,785	23,337	10,232
Net interest income	54,448	50,085	53,261	52,593	39,056	104,533	72,751
PROVISION FOR LOAN AND LEASE LOSSES	6,391	3,999	3,882	5,842	3,956	10,390	9,071
Net interest income after provision for loan and lease losses	48,057	46,086	49,379	46,751	35,100	94,143	63,680
NON-INTEREST INCOME
Fees and service charges on deposits	1,441	1,770	1,852	1,825	1,456	3,211	2,768
Loan servicing revenue	2,630	2,539	2,667	2,622	2,533	5,169	4,983
Loan servicing asset revaluation	(1,223)	(1,261)	(2,862)	(2,446)	(2,074)	(2,484)	(3,961)
ATM and interchange fees	945	717	1,010	1,540	850	1,662	1,763
Net gains on sales of securities available-for-sale	973	—	160	—	4	973	4
Change in fair value of equity securities, net	551	499	—	—	—	1,050	—
Net gains on sales of loans	7,472	6,233	9,337	5,015	9,723	13,705	17,199
Wealth management and trust income	626	595	679	674	192	1,221	192
Other non-interest income	768	896	1,447	1,672	1,527	1,664	2,386
Total non-interest income	14,183	11,988	14,290	10,902	14,211	26,171	25,334
NON-INTEREST EXPENSE
Salaries and employee benefits	23,652	22,892	21,548	21,312	19,244	46,544	37,522
Occupancy expense, net	4,337	4,280	4,027	3,548	4,499	8,617	8,254
Equipment expense	732	669	641	617	558	1,401	1,161
Loan and lease related expenses	1,841	1,577	2,223	1,015	1,471	3,418	2,871
Legal, audit and other professional fees	2,981	2,066	2,746	2,358	4,418	5,047	6,269
Data processing	3,849	3,144	2,846	2,724	10,371	6,993	12,672
Net loss (gain) recognized on other real estate owned and other related expenses	252	196	48	(284)	472	448	471
Regulatory assessments	371	(59)	462	675	366	312	607
Other intangible assets amortization expense	1,959	1,773	1,834	1,898	1,130	3,732	1,897
Advertising and promotions	732	709	590	537	347	1,441	596
Telecommunications	537	464	391	435	466	1,001	884
Other non-interest expense	2,711	2,968	2,732	2,880	2,137	5,679	3,889
Total non-interest expense	43,954	40,679	40,088	37,715	45,479	84,633	77,093
INCOME BEFORE PROVISION FOR INCOME TAXES	18,286	17,395	23,581	19,938	3,832	35,681	11,921
PROVISION FOR INCOME TAXES	5,075	4,798	6,460	5,402	1,064	9,873	2,385
NET INCOME	13,211	12,597	17,121	14,536	2,768	25,808	9,536
Dividends on preferred shares	195	196	196	196	198	391	391
INCOME AVAILABLE TO COMMON STOCKHOLDERS	$13,016	$12,401	$16,925	$14,340	$2,570	$25,417	$9,145
EARNINGS PER COMMON SHARE
Basic	$0.35	$0.34	$0.47	$0.40	$0.08	$0.69	$0.30
Diluted	$0.34	$0.34	$0.46	$0.39	$0.08	$0.68	$0.29

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

SELECTED FINANCIAL DATA (unaudited)

	As of or For the Three Months Ended					As of or For the Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
(dollars in thousands, except share and per share data)	2019	2019	2018	2018	2018	2019	2018
Summary of Operations
Net interest income	$54,448	$50,085	$53,261	$52,593	$39,056	$104,533	$72,751
Provision for loan and lease losses	6,391	3,999	3,882	5,842	3,956	10,390	9,071
Non-interest income	14,183	11,988	14,290	10,902	14,211	26,171	25,334
Non-interest expense	43,954	40,679	40,088	37,715	45,479	84,633	77,093
Income before provision for income taxes	18,286	17,395	23,581	19,938	3,832	35,681	11,921
Provision for income taxes	5,075	4,798	6,460	5,402	1,064	9,873	2,385
Net income	13,211	12,597	17,121	14,536	2,768	25,808	9,536
Dividends on preferred shares	195	196	196	196	198	391	391
Net income available to common stockholders	$13,016	$12,401	$16,925	$14,340	$2,570	$25,417	$9,145

Earnings per Common Share
Basic earnings per common share	$0.35	$0.34	$0.47	$0.40	$0.08	$0.69	$0.30
Diluted earnings per common share	$0.34	$0.34	$0.46	$0.39	$0.08	$0.68	$0.29
Adjusted diluted earnings per common share(2)(3)(4)	$0.41	$0.38	$0.49	$0.40	$0.32	$0.79	$0.52
Weighted average common shares outstanding (basic)	37,263,352	36,169,477	36,116,189	36,042,914	31,614,973	36,719,436	30,459,495
Weighted average common shares outstanding (diluted)	37,948,006	36,876,574	36,900,589	36,958,209	32,568,396	37,445,407	31,448,320
Common shares outstanding	38,115,219	36,398,144	36,343,239	36,279,600	36,218,955	38,115,219	36,218,955

Key Ratios and Performance Metrics (annualized where applicable)
Net interest margin	4.51%	4.43%	4.69%	4.73%	4.43%	4.47%	4.44%
Cost of deposits	0.92%	0.87%	0.75%	0.64%	0.52%	0.90%	0.47%
Efficiency ratio(1)	61.19%	62.68%	56.63%	56.41%	83.26%	61.90%	76.66%
Adjusted efficiency ratio(1)(2)(3)	56.02%	59.55%	54.76%	55.62%	63.28%	57.70%	65.69%
Non-interest expense to average assets	3.34%	3.32%	3.25%	3.11%	4.72%	3.33%	4.30%
Adjusted non-interest expense to average assets(2)(3)	3.07%	3.17%	3.15%	3.07%	3.62%	3.12%	3.70%
Return on average stockholders' equity	7.60%	7.75%	10.61%	9.22%	2.14%	7.67%	3.93%
Adjusted return on average stockholders' equity(2)(3)(4)	9.16%	8.61%	11.21%	9.47%	8.18%	8.90%	6.89%
Return on average assets	1.00%	1.03%	1.39%	1.20%	0.29%	1.02%	0.53%
Adjusted return on average assets(2)(3)(4)	1.21%	1.14%	1.47%	1.23%	1.10%	1.18%	0.93%
Non-interest income to total revenues(2)	20.67%	19.31%	21.16%	17.17%	26.68%	20.02%	25.83%
Pre-tax pre-provision return on average assets(2)	1.88%	1.75%	2.23%	2.13%	0.81%	1.81%	1.17%
Adjusted pre-tax pre-provision return on average assets(2)(3)	2.15%	1.91%	2.33%	2.17%	1.91%	2.03%	1.77%
Return on average tangible common stockholders' equity(2)	11.32%	11.37%	15.49%	13.81%	3.34%	11.35%	5.40%
Adjusted return on average tangible common stockholders' equity(2)(3)(4)	13.44%	12.54%	16.31%	14.16%	11.05%	13.00%	9.09%
Non-interest-bearing deposits to total deposits	30.55%	30.54%	31.81%	31.42%	32.73%	30.55%	32.73%
Loans and leases held for sale and loans and lease held for investment to total deposits	95.60%	93.69%	93.91%	92.62%	92.03%	95.60%	92.03%
Deposits to total liabilities	86.88%	87.73%	87.37%	87.25%	87.01%	86.88%	87.01%
Deposits per branch	$66,561	$65,664	$63,558	$63,403	$61,778	$66,561	$61,778
Tangible book value per common share(2)	$13.79	$13.70	$13.17	$12.59	$12.18	$13.79	$12.18

Asset Quality Ratios
Non-performing loans and leases to total loans and leases held for investment, net before ALLL	0.95%	0.85%	0.79%	0.87%	0.81%	0.95%	0.81%
ALLL to total loans and leases held for investment, net before ALLL	0.81%	0.76%	0.72%	0.68%	0.59%	0.81%	0.59%
Net charge-offs to average total loans and leases held for investment, net before ALLL	0.25%	0.24%	0.24%	0.25%	0.29%	0.25%	0.50%
Acquisition accounting adjustments(5)	$37,109	$29,341	$34,029	$42,375	$52,090	$37,109	$52,090

Capital Ratios
Common equity to total assets	13.12%	13.14%	12.95%	12.60%	12.61%	13.12%	12.61%
Tangible common equity to tangible assets(2)	10.09%	10.28%	10.01%	9.60%	9.51%	10.09%	9.51%
Leverage ratio	11.09%	11.27%	11.05%	10.78%	10.57%	11.09%	10.57%
Common equity tier 1 capital ratio	11.65%	12.14%	11.85%	11.26%	10.88%	11.65%	10.88%
Tier 1 capital ratio	12.96%	13.57%	13.30%	12.71%	12.36%	12.96%	12.36%
Total capital ratio	13.71%	14.28%	13.99%	13.37%	12.92%	13.71%	12.92%
(1)	Represents non-interest expense less amortization of intangible assets divided by net interest income and non-interest income.
(2)	Represents a non-GAAP financial measure. See “Reconciliation of non-GAAP Financial Measures” for a reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measure.
(3)	Calculation excludes impairment charges, merger-related expenses, and core systems conversion expense.
(4)	Calculation excludes incremental income tax expense or benefit related to changes in corporate income tax rates and reversal of valuation allowance on net deferred tax assets.
(5)	Represents the remaining unamortized premium or unaccreted discount as a result of applying the fair value adjustment at the time of the business combination on acquired loans.

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

QUARTER-TO-DATE STATEMENT OF AVERAGE INTEREST-EARNING ASSETS AND AVERAGE INTEREST-BEARING LIABILITIES (unaudited)

	For the Three Months Ended June 30,
	2019			2018
(dollars in thousands)	Average Balance(5)	Interest Inc / Exp	Average Yield / Rate	Average Balance(5)	Interest Inc / Exp	Average Yield / Rate
ASSETS
Cash and cash equivalents	$35,346	$245	2.78%	$68,019	$199	1.17%
Loans and leases(1)	3,759,634	59,524	6.35%	2,638,757	39,627	6.02%
Taxable securities	975,693	6,563	2.70%	790,568	4,786	2.43%
Tax-exempt securities(2)	68,314	428	2.52%	36,749	229	2.50%
Total interest-earning assets	$4,838,987	$66,760	5.53%	$3,534,093	$44,841	5.09%
Allowance for loan and lease losses	(28,203)			(18,292)
All other assets	464,036			347,383
TOTAL ASSETS	$5,274,820			$3,863,184
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Interest checking	$333,725	$452	0.54%	$227,760	$124	0.22%
Money market accounts	695,986	1,790	1.03%	469,066	781	0.67%
Savings	477,775	118	0.10%	454,295	83	0.07%
Time deposits	1,278,488	6,946	2.18%	864,348	2,757	1.28%
Total interest-bearing deposits	2,785,974	9,306	1.34%	2,015,469	3,745	0.75%
Federal Home Loan Bank advances	426,446	2,174	2.04%	342,825	1,360	1.59%
Other borrowed funds	73,358	832	4.55%	57,644	680	4.73%
Total borrowings	499,804	3,006	2.41%	400,469	2,040	2.04%
Total interest-bearing liabilities	$3,285,778	$12,312	1.50%	$2,415,938	$5,785	0.96%
Non-interest-bearing demand deposits	1,254,173			891,175
Other liabilities	37,941			37,524
Total stockholders’ equity	696,928			518,547
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$5,274,820			$3,863,184
Net interest spread(3)			4.03%			4.13%
Net interest income		$54,448			$39,056
Net interest margin(4)			4.51%			4.43%

Net loan accretion impact on margin		$4,868	0.40%		$3,604	0.41%
(1)	Loan and lease balances are net of deferred origination fees and costs and initial indirect costs. Non-accrual loans and leases are included in total loan and lease balances.
(2)	Interest income and rates exclude the effects of a tax equivalent adjustment to adjust tax exempt investment income on tax exempt investment securities to a fully taxable basis due to immateriality.
(3)	Represents the average rate earned on interest-earning assets minus the average rate paid on interest-bearing liabilities.
(4)	Represents net interest income (annualized) divided by total average earning assets.
(5)	Average balances are average daily balances.

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

YEAR-TO-DATE STATEMENT OF AVERAGE INTEREST-EARNING ASSETS AND AVERAGE INTEREST-BEARING LIABILITIES (unaudited)

	For the Six Months Ended June 30,
	2019			2018
(dollars in thousands)	Average Balance(5)	Interest Inc / Exp	Average Yield / Rate	Average Balance(5)	Interest Inc / Exp	Average Yield / Rate
ASSETS
Cash and cash equivalents	$50,969	$546	2.16%	$53,337	$281	1.06%
Loans and leases(1)	3,647,427	113,907	6.30%	2,458,019	73,281	6.01%
Taxable securities	951,048	12,646	2.68%	760,806	9,018	2.39%
Tax-exempt securities(2)	61,792	771	2.52%	32,140	403	2.53%
Total interest-earning assets	$4,711,236	$127,870	5.47%	$3,304,302	$82,983	5.06%
Allowance for loan and lease losses	(26,786)			(17,828)
All other assets	435,672			327,357
TOTAL ASSETS	$5,120,122			$3,613,831
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Interest checking	$313,499	$866	0.56%	$207,337	$162	0.16%
Money market accounts	654,723	3,249	1.00%	407,647	1,152	0.57%
Savings	474,509	257	0.11%	445,663	159	0.07%
Time deposits	1,237,182	13,010	2.12%	799,410	4,770	1.20%
Total interest-bearing deposits	2,679,913	17,382	1.31%	1,860,057	6,243	0.68%
Federal Home Loan Bank advances	429,890	4,273	2.00%	353,125	2,718	1.55%
Other borrowed funds	72,325	1,682	4.69%	57,061	1,271	4.49%
Total borrowings	502,215	5,955	2.39%	410,186	3,989	1.96%
Total interest-bearing liabilities	$3,182,128	$23,337	1.48%	$2,270,243	$10,232	0.91%
Non-interest-bearing demand deposits	1,220,266			817,908
Other liabilities	39,582			36,476
Total stockholders’ equity	678,146			489,204
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$5,120,122			$3,613,831
Net interest spread(3)			3.99%			4.15%
Net interest income		$104,533			$72,751
Net interest margin(4)			4.47%			4.44%

Net loan accretion impact on margin		$10,069	0.43%		$5,941	0.36%
(1)	Loan and lease balances are net of deferred origination fees and costs and initial indirect costs. Non-accrual loans and leases are included in total loan and lease balances.
(2)	Interest income and rates exclude the effects of a tax equivalent adjustment to adjust tax exempt investment income on tax exempt investment securities to a fully taxable basis due to immateriality.
(3)	Represents the average rate earned on interest-earning assets minus the average rate paid on interest-bearing liabilities.
(4)	Represents net interest income divided by total average earning assets.
(5)	Average balances are average daily balances.

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (unaudited)

	As of or For the Three Months Ended					As of or For the Six Months Ended
(dollars in thousands, except per share data)	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	June 30, 2019	June 30, 2018
Net income and earnings per share excluding significant items
Reported Net Income	$13,211	$12,597	$17,121	$14,536	$2,768	$25,808	$9,536
Significant items:
Incremental income tax benefit attributed to federal income tax reform	—	—	—	—	—	—	(724)
Impairment charges on assets held for sale	—	392	372	139	117	392	117
Merger-related expense	3,152	18	266	150	1,517	3,170	1,640
Core system conversion expense	394	1,530	625	213	9,009	1,924	9,009
Tax benefit on impairment charges and merger-related expenses	(842)	(540)	(297)	(112)	(2,832)	(1,382)	(2,866)
Adjusted Net Income	$15,915	$13,997	$18,087	$14,926	$10,579	$29,912	$16,712
Reported Diluted Earnings per Share	$0.34	$0.34	$0.46	$0.39	$0.08	$0.68	$0.29
Significant items:
Incremental income tax benefit attributed to federal income tax reform	—	—	—	—	—	—	(0.02)
Impairment charges on assets held for sale	—	0.01	0.01	—	—	0.01	—
Merger-related expense	0.08	—	0.01	—	0.05	0.09	0.06
Core system conversion expense	0.01	0.04	0.02	0.01	0.28	0.05	0.28
Tax benefit on impairment charges and merger-related expenses	(0.02)	(0.01)	(0.01)	—	(0.09)	(0.04)	(0.09)
Adjusted Diluted Earnings per Share	$0.41	$0.38	$0.49	$0.40	$0.32	$0.79	$0.52

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (continued) (unaudited)

	As of or For the Three Months Ended					As of or For the Six Months Ended
(dollars in thousands, except per share data, ratios annualized, where applicable)	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	June 30, 2019	June 30, 2018
Adjusted non-interest expense:
Non-interest expense	$43,954	$40,679	$40,088	$37,715	$45,479	$84,633	$77,093
Less: Significant items
Impairment charges on assets held for sale	—	392	372	139	117	392	117
Merger-related expense	3,152	18	266	150	1,517	3,170	1,640
Core system conversion expense	394	1,530	625	213	9,009	1,924	9,009
Adjusted non-interest expense	$40,408	$38,739	$38,825	$37,213	$34,836	$79,147	$66,327
Adjusted non-interest expense excluding amortization of intangible assets:
Adjusted non-interest expense	$40,408	$38,739	$38,825	$37,213	$34,836	$79,147	$66,327
Less: Amortization of intangible assets	1,959	1,773	1,834	1,898	1,130	3,732	1,897
Adjusted non-interest expense excluding amortization of intangible assets	$38,449	$36,966	$36,991	$35,315	$33,706	$75,415	$64,430
Pre-tax pre-provision net income:
Pre-tax income	$18,286	$17,395	$23,581	$19,938	$3,832	$35,681	$11,921
Add: Provision for loan and lease losses	6,391	3,999	3,882	5,842	3,956	10,390	9,071
Pre-tax pre-provision net income	$24,677	$21,394	$27,463	$25,780	$7,788	$46,071	$20,992
Adjusted pre-tax pre-provision net income:
Pre-tax pre-provision net income	$24,677	$21,394	$27,463	$25,780	$7,788	$46,071	$20,992
Impairment charges on assets held for sale	—	392	372	139	117	392	117
Merger-related expense	3,152	18	266	150	1,517	3,170	1,640
Core system conversion expense	394	1,530	625	213	9,009	1,924	9,009
Adjusted pre-tax pre-provision net income	$28,223	$23,334	$28,726	$26,282	$18,431	$51,557	$31,758
Total revenues:
Net interest income	$54,448	$50,085	$53,261	$52,593	$39,056	$104,533	$72,751
Add: Non-interest income	14,183	11,988	14,290	10,902	14,211	26,171	25,334
Total revenues	$68,631	$62,073	$67,551	$63,495	$53,267	$130,704	$98,085
Tangible common stockholders' equity:
Total stockholders' equity	$717,675	$668,749	$650,672	$629,861	$616,406	$717,675	$616,406
Less: Preferred stock	10,438	10,438	10,438	10,438	10,438	10,438	10,438
Less: Goodwill	145,638	128,177	128,177	127,536	127,536	145,638	127,536
Less: Core deposit intangibles and other intangibles	35,908	31,646	33,419	35,248	37,139	35,908	37,139
Tangible common stockholders' equity	$525,691	$498,488	$478,638	$456,639	$441,293	$525,691	$441,293
Tangible assets:
Total assets	$5,391,236	$5,009,925	$4,942,574	$4,917,409	$4,805,280	$5,391,236	$4,805,280
Less: Goodwill	145,638	128,177	128,177	127,536	127,536	145,638	127,536
Less: Core deposit intangibles and other intangibles	35,908	31,646	33,419	35,248	37,139	35,908	37,139
Tangible assets	$5,209,690	$4,850,102	$4,780,978	$4,754,625	$4,640,605	$5,209,690	$4,640,605
Average tangible common stockholders' equity:
Average total stockholders' equity	$696,928	$659,156	$639,885	$625,621	$518,547	$678,146	$489,204
Less: Average preferred stock	10,438	10,438	10,438	10,438	10,438	10,438	10,438
Less: Average goodwill	140,073	128,177	127,543	127,536	78,619	134,158	66,657
Less: Average core deposit intangibles and other intangibles	35,163	32,747	34,564	36,444	22,998	33,962	19,726
Average tangible common stockholders' equity	$511,254	$487,794	$467,340	$451,203	$406,492	$499,588	$392,383
Average tangible assets:
Average total assets	$5,274,820	$4,963,706	$4,896,434	$4,809,939	$3,863,184	$5,120,122	$3,613,831
Less: Average goodwill	140,073	128,177	127,543	127,536	78,619	134,158	66,657
Less: Average core deposit intangibles and other intangibles	35,163	32,747	34,564	36,444	22,998	33,962	19,726
Average tangible assets	$5,099,584	$4,802,782	$4,734,327	$4,645,959	$3,761,567	$4,952,002	$3,527,448
Tangible net income available to common stockholders:
Net income available to common stockholders	$13,016	$12,401	$16,925	$14,340	$2,570	$25,417	$9,145
Add: After-tax intangible asset amortization	1,413	1,279	1,323	1,369	816	2,692	1,369
Tangible net income available to common stockholders	$14,429	$13,680	$18,248	$15,709	$3,386	$28,109	$10,514
Adjusted tangible net income available to common stockholders:
Tangible net income available to common stockholders	$14,429	$13,680	$18,248	$15,709	$3,386	$28,109	$10,514
Incremental income tax benefit attributed to federal income tax reform	—	—	—	—	—	—	(724)
Impairment charges on assets held for sale	—	392	372	139	117	392	117
Merger-related expense	3,152	18	266	150	1,517	3,170	1,640
Core system conversion expense	394	1,530	625	213	9,009	1,924	9,009
Tax benefit on significant items	(842)	(540)	(297)	(112)	(2,832)	(1,382)	(2,866)
Adjusted tangible net income available to common stockholders	$17,133	$15,080	$19,214	$16,099	$11,197	$32,213	$17,690

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (continued) (unaudited)

	As of or For the Three Months Ended					As of or For the Six Months Ended
(dollars in thousands, except share and per share data, ratios annualized, where applicable)	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	June 30, 2019	June 30, 2018
Pre-tax pre-provision return on average assets:
Pre-tax pre-provision net income	$24,677	$21,394	$27,463	$25,780	$7,788	$46,071	$20,992
Average total assets	5,274,820	4,963,706	4,896,434	4,809,939	3,863,184	5,120,122	3,613,831
Pre-tax pre-provision return on average assets	1.88%	1.75%	2.23%	2.13%	0.81%	1.81%	1.17%
Adjusted pre-tax pre-provision return on average assets:
Adjusted pre-tax pre-provision net income	$28,223	$23,334	$28,726	$26,282	$18,431	$51,557	$31,758
Average total assets	5,274,820	4,963,706	4,896,434	4,809,939	3,863,184	5,120,122	3,613,831
Adjusted pre-tax pre-provision return on average assets	2.15%	1.91%	2.33%	2.17%	1.91%	2.03%	1.77%
Non-interest income to total revenues:
Non-interest income	$14,183	$11,988	$14,290	$10,902	$14,211	$26,171	$25,334
Total revenues	68,631	62,073	67,551	63,495	53,267	130,704	98,085
Non-interest income to total revenues	20.67%	19.31%	21.16%	17.17%	26.68%	20.02%	25.83%
Adjusted non-interest expense to average assets:
Adjusted non-interest expense	$40,408	$38,739	$38,825	$37,213	$34,836	$79,147	$66,327
Average total assets	5,274,820	4,963,706	4,896,434	4,809,939	3,863,184	5,120,122	3,613,831
Adjusted non-interest expense to average assets	3.07%	3.17%	3.15%	3.07%	3.62%	3.12%	3.70%
Adjusted efficiency ratio:
Adjusted non-interest expense excluding amortization of intangible assets	$38,449	$36,966	$36,991	$35,315	$33,706	$75,415	$64,430
Total revenues	68,631	62,073	67,551	63,495	53,267	130,704	98,085
Adjusted efficiency ratio	56.02%	59.55%	54.76%	55.62%	63.28%	57.70%	65.69%
Adjusted return on average assets:
Adjusted net income	$15,915	$13,997	$18,087	$14,926	$10,579	$29,912	$16,712
Average total assets	5,274,820	4,963,706	4,896,434	4,809,939	3,863,184	5,120,122	3,613,831
Adjusted return on average assets	1.21%	1.14%	1.47%	1.23%	1.10%	1.18%	0.93%
Adjusted return on average stockholders' equity:
Adjusted net income	$15,915	$13,997	$18,087	$14,926	$10,579	$29,912	$16,712
Average stockholders' equity	696,928	659,156	639,885	625,621	518,547	678,146	489,204
Adjusted return on average stockholders' equity	9.16%	8.61%	11.21%	9.47%	8.18%	8.90%	6.89%
Tangible common equity to tangible assets:
Tangible common equity	$525,691	$498,488	$478,638	$456,639	$441,293	$525,691	$441,293
Tangible assets	5,209,690	4,850,102	4,780,978	4,754,625	4,640,605	5,209,690	4,640,605
Tangible common equity to tangible assets	10.09%	10.28%	10.01%	9.60%	9.51%	10.09%	9.51%
Return on average tangible common stockholders' equity:
Tangible net income available to common stockholders	$14,429	$13,680	$18,248	$15,709	$3,386	$28,109	$10,514
Average tangible common stockholders' equity	511,254	487,794	467,340	451,203	406,492	499,588	392,383
Return on average tangible common stockholders' equity:	11.32%	11.37%	15.49%	13.81%	3.34%	11.35%	5.40%
Adjusted return on average tangible common stockholders' equity:
Adjusted tangible net income available to common stockholders	$17,133	$15,080	$19,214	$16,099	$11,197	$32,213	$17,690
Average tangible common stockholders' equity	511,254	487,794	467,340	451,203	406,492	499,588	392,383
Adjusted return on average tangible common stockholders' equity	13.44%	12.54%	16.31%	14.16%	11.05%	13.00%	9.09%
Tangible book value per share:
Tangible common equity	$525,691	$498,488	$478,638	$456,639	$441,293	$525,691	$441,293
Common shares outstanding	38,115,219	36,398,144	36,343,239	36,279,600	36,218,955	38,115,219	36,218,955
Tangible book value per share	$13.79	$13.70	$13.17	$12.59	$12.18	$13.79	$12.18